Exhibit 1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of NMS Communications Corporation of our report dated June 28, 2004 relating to the financial statements of NMS Communications Corporation, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts

June 28, 2004